Exhibit 99.1

FOR IMMEDIATE RELEASE
Lam Research Corporation Contacts:
Satya Kumar, Investor Relations, phone: 510-572-3232, e-mail: satya.kumar@lamresearch.com
Lam Research Corporation Reports Financial Results for the Quarter Ended June 26, 2016
FREMONT, Calif., July 27, 2016 - Lam Research Corp. (Nasdaq: LRCX) today announced financial results for the quarter ended June 26, 2016 (the "June 2016 quarter").
Highlights for the June 2016 quarter were as follows:

•	Shipments of $1,587 million and revenue of $1,546 million.

•	GAAP gross margin of 45.2%, GAAP operating margin of 20.0%, and GAAP diluted EPS of $1.46.

•	Non-GAAP gross margin of 46.6%, non-GAAP operating margin of 23.2%, and non-GAAP diluted EPS of $1.80.
Key Financial Data for the Quarters Ended June 26, 2016 and March 27, 2016
(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	June 2016	March 2016	Change Q/Q
Shipments	$1,587,417	$1,446,002	+ 10%
Revenue	$1,546,261	$1,314,055	+ 18%
Gross margin as percentage of revenue	45.2%	43.5%	+ 170 bps
Operating margin as percentage of revenue	20.0%	14.5%	+ 550 bps
Diluted EPS	$1.46	$0.82	+ 78%

Non-GAAP
	June 2016	March 2016	Change Q/Q
Shipments	$1,587,417	$1,446,002	+ 10%
Revenue	$1,546,261	$1,314,055	+ 18%
Gross margin as percentage of revenue	46.6%	45.1%	+ 150 bps
Operating margin as percentage of revenue	23.2%	18.4%	+ 480 bps
Diluted EPS	$1.80	$1.18	+ 53%
U.S. GAAP Financial Results
For the June 2016 quarter, revenue was $1,546 million, gross margin was $699 million, or 45.2% of revenue, operating expenses were $390 million, operating margin was 20.0% of revenue, and net income was $259 million, or $1.46 per diluted share on a GAAP basis. This compares to revenue of $1,314 million, gross margin of $571 million, or 43.5% of revenue, operating expenses of $381 million, operating margin of 14.5% of revenue, and net income of $143 million, or $0.82 per diluted share, for the quarter ended March 27, 2016 (the “March 2016 quarter”).
Non-GAAP Financial Results
For the June 2016 quarter, non-GAAP gross margin was $720 million or 46.6% of revenue, non-GAAP operating expenses were $361 million, non-GAAP operating margin was 23.2% of revenue, and non-GAAP net income was $315 million, or $1.80 per diluted share. This compares to non-GAAP gross margin of $593 million or 45.1% of revenue, non-GAAP operating expenses of $350 million, non-GAAP operating margin of 18.4% of revenue, and non-GAAP net income of $203 million, or $1.18 per diluted share for the March 2016 quarter.
“The June quarter was characterized by very positive momentum as the Company met or exceeded expectations across the board,” said Martin Anstice, Lam Research’s President and Chief Executive Officer. “Sequential quarterly operating profit growth of approximately 500 basis points is a strong endorsement of Lam’s opportunity and execution capabilities.  Our guidance for record shipments in September and outlook for second half 2016 growth confirms our increased strategic relevance, strong customer trust and the differentiation of our core values.  We believe that our underlying fundamentals and multi-year outperformance opportunity remain strong on a standalone basis, and subsequent to closing our merger with KLA-Tencor we are focused on further strengthening that position and accelerating innovation for the benefit of our customers.”

Lam Announces Financial Results for the June 2016 Quarter

Balance Sheet and Cash Flow Results
Cash and cash equivalents, short-term investments, and restricted cash and investments balances increased to $7.1 billion at the end of the June 2016 quarter compared to $4.8 billion at the end of the March 2016 quarter. This increase was primarily the result of approximately $1.9 billion in debt proceeds, net repayments of maturing debt, combined with $424 million of cash generated in operating activities.

Deferred revenue at the end of the June 2016 quarter increased to $566 million as compared to $511 million at the end of the March 2016 quarter. Deferred profit at the end of the June 2016 quarter increased to $349 million as compared to $334 million at the end of the March 2016 quarter. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to Japanese customers was approximately $132 million as of June 26, 2016.
Geographic Distribution
The geographic distribution of shipments and revenue during the June 2016 quarter is shown in the following table:

Region	Shipments	Revenue
China	17%	22%
Southeast Asia	20%	21%
Taiwan	20%	15%
Korea	15%	15%
Japan	14%	14%
United States	10%	10%
Europe	4%	3%
Outlook
For the September 2016 quarter, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP
Shipments	$1.700 Billion	+/-	$75 Million	—		$1.700 Billion	+/-	$75 Million
Revenue	$1.625 Billion	+/-	$75 Million	—		$1.625 Billion	+/-	$75 Million
Gross margin	44.2%	+/-	1%	$21	Million	45.5%	+/-	1%
Operating margin	20.2%	+/-	1%	$37	Million	22.5%	+/-	1%
Net income per diluted share	$1.48	+/-	$0.10	$48	Million	$1.77	+/-	$0.10
Diluted share count	178 Million			2	Million	176 million
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release, and does not incorporate the potential impact of any KLA-Tencor related acquisition or integration expenses other than the net interest expense associated with the KLA-Tencor pre-acquisition funding, business combinations, asset acquisitions, divestitures, financing arrangements, other investments, or other significant transactions that may be completed after the date of this release. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•	Gross Margin - amortization related to intangible assets acquired in the Novellus transaction, $21 million.

•	Operating margin - amortization related to intangible assets acquired in the Novellus transaction, $37 million.

•
Earnings per share - amortization related to intangible assets acquired in the Novellus transaction, $37 million; net interest expense associated with KLA-Tencor pre-acquisition funding, $18 million; amortization of note discounts, $6 million; and associated tax benefit for non-GAAP items ($13) million; totaling $48 million.

•	Diluted share count - impact of a note hedge issued contemporaneously with the convertible notes due 2018, 2 million shares.

Lam Announces Financial Results for the June 2016 Quarter

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the June 2016 and March 2016 quarters exclude amortization related to intangible assets acquired in the Novellus transaction, restructuring impacts, the amortization of notes discounts, costs associated with the KLA-Tencor acquisition, amortization of bridge loan issuance costs and other related fees associated with the KLA-Tencor acquisition, tax benefit of non-GAAP items, and income tax benefit on resolution of certain tax matters. Additionally, the June 2016 quarter excludes Novellus acquisition transaction related inventory fair value impact, cost associated with campus consolidation, gain on sale of real property net of associated exit costs, KLA-Tencor pre-acquisition funding net interest expense, and change to income tax benefit from court ruling.
Management uses non-GAAP gross margin, operating income, operating expenses, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at http://investor.lamresearch.com.
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to; the estimated future revenue from shipments to Japanese customers; our second half calendar year 2016 growth outlook and its impact on our strategic relevance, customer trust and differentiation of our core values; the extent of our underlying fundamentals and multi-year outperformance opportunities as a standalone entity and our ability to strengthen those positions and accelerate innovation for the benefit of our customers following the proposed acquisition of KLA-Tencor Corporation (“KLA-Tencor”); the legal and business factors that may affect our future tax rate; our ability to close the proposed acquisition of KLA-Tencor; and our guidance for shipments, revenue, gross margin, operating margin, net income or earnings per diluted share, and diluted share count. Some factors that may affect these forward-looking statements include: the proposed transaction with KLA-Tencor may not close and if it does close we may not receive the expected benefits of the proposed transaction, such as the scale and breadth of critical technologies and better financial performance for our stockholders; business conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; and the actions of our customers and competitors may be inconsistent with our expectations, as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10-K for the fiscal year ended June 28, 2015 and quarterly reports on Form 10-Q for the fiscal quarters ended September 27, 2015, December 27, 2015 and March 27, 2016. These uncertainties and changes could materially affect the forward looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.
About Lam Research
Lam Research Corp. (NASDAQ: LRCX) is a trusted global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam's broad portfolio of market-leading deposition, etch, and clean solutions helps customers achieve success on the wafer by enabling device features that are 1,000 times smaller than a grain of sand, resulting in smaller, faster, more powerful, and more power-efficient chips. Through collaboration, continuous innovation, and delivering on commitments, Lam is transforming atomic-scale engineering and enabling its customers to shape the future of technology. Based in Fremont, Calif., Lam Research is a Nasdaq-100 Index® and S&P 500® company whose common stock trades on the Nasdaq Global Select MarketSM under the symbol LRCX. For more information, please visit http://www.lamresearch.com. (LRCX-F)

Consolidated Financial Tables Follow.
 ###

Lam Announces Financial Results for the June 2016 Quarter

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)

	Three Months Ended			Twelve Months Ended
	June 26, 2016	March 27, 2016	June 28, 2015	June 26, 2016	June 28, 2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
Revenue	$1,546,261	$1,314,055	$1,481,370	$5,885,893	$5,259,312
Cost of goods sold	847,477	742,790	839,832	3,266,971	2,974,976
Gross margin	698,784	571,265	641,538	2,618,922	2,284,336
Gross margin as a percent of revenue	45.2%	43.5%	43.3%	44.5%	43.4%
Research and development	237,255	221,494	221,675	913,712	825,242
Selling, general and administrative	152,288	159,018	149,384	630,954	591,611
Goodwill Impairment	—	—	79,444	—	79,444
Total operating expenses	389,543	380,512	450,503	1,544,666	1,496,297
Operating income	309,241	190,753	191,035	1,074,256	788,039
Operating income as a percent of revenue	20.0%	14.5%	12.9%	18.3%	15.0%
Other expense, net	(27,249)	(29,834)	(20,353)	(114,139)	(47,189)
Income before income taxes	281,992	160,919	170,682	960,117	740,850
Income tax expense	(23,053)	(17,468)	(39,411)	(46,068)	(85,273)
Net income	$258,939	$143,451	$131,271	$914,049	$655,577
Net income per share:
Basic	$1.62	$0.90	$0.83	$5.75	$4.11
Diluted	$1.46	$0.82	$0.74	$5.22	$3.70
Number of shares used in per share calculations:
Basic	159,862	159,039	158,590	158,919	159,629
Diluted	177,649	174,373	176,575	175,159	177,067
Cash dividend declared per common share	$0.30	$0.30	$0.30	$1.20	$0.84
(1) Derived from audited financial statements.

Lam Announces Financial Results for the June 2016 Quarter

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 26, 2016	March 27, 2016	June 28, 2015
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$5,039,322	$2,232,021	$1,501,539
Investments	1,788,612	2,306,718	2,574,947
Accounts receivable, net	1,262,145	1,236,617	1,093,582
Inventories	971,911	934,932	943,346
Other current assets	152,921	231,277	157,435
Total current assets	9,214,911	6,941,565	6,270,849
Property and equipment, net	639,608	664,424	621,418
Restricted cash and investments	250,421	227,838	170,969
Goodwill and intangible assets	1,951,197	1,999,338	2,115,649
Other assets	215,391	191,097	185,763
Total assets	$12,271,528	$10,024,262	$9,364,648
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of convertible notes and capital leases	$949,494	$978,982	$1,359,650
Other current liabilities	1,470,308	1,363,204	1,271,711
Total current liabilities	2,419,802	2,342,186	2,631,361
Long-term debt and capital leases	3,383,581	1,407,250	1,001,382
Income taxes payable	231,514	266,681	202,930
Other long-term liabilities	134,562	137,017	184,023
Total liabilities	6,169,459	4,153,134	4,019,696
Temporary equity, convertible notes	207,552	178,789	241,808
Stockholders’ equity (2)	5,894,517	5,692,339	5,103,144
Total liabilities and stockholders’ equity	$12,271,528	$10,024,262	$9,364,648
(1) Derived from audited financial statements.
(2) Common shares issued and outstanding were 160,201 as of June 26, 2016, 159,319 as of March 27, 2016 and 158,531 as of June 28, 2015.

Lam Announces Financial Results for the June 2016 Quarter

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Twelve Months Ended
	June 26, 2016	March 27, 2016	June 28, 2015	June 26, 2016	June 28, 2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$258,939	$143,451	$131,271	$914,049	$655,577
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,976	73,664	70,177	291,028	277,920
Deferred income taxes	(46,708)	(4,908)	(2,694)	(49,003)	5,551
Impairment of long-lived assets	—	—	9,821	—	9,821
Equity-based compensation expense	39,288	34,716	39,734	142,348	135,354
Income tax benefit on equity-based compensation plans	(8,048)	1,312	(2,124)	(1,023)	11,316
Excess tax benefit on equity-based compensation plans	9,035	(2,262)	1,809	1,020	(11,398)
Amortization of note discounts and issuance costs	14,584	22,458	11,023	70,522	37,550
Gain on sale of business	—	—	—	—	(7,431)
Gain on sale of assets	(15,223)	—	—	(15,223)	—
Goodwill impairment	—	—	79,444	—	79,444
Other, net	17,929	10,256	3,621	48,788	12,656
Changes in operating assets and liabilities	79,052	(95,776)	(50,016)	(52,229)	(420,857)
Net cash provided by operating activities	423,824	182,911	292,066	1,350,277	785,503
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(51,726)	(46,007)	(63,133)	(175,330)	(198,265)
Business acquisitions, net of cash acquired	—	—	—	—	(1,137)
Net sale (purchase) of available-for-sale securities	605,891	181,938	(278,379)	798,828	(949,740)
Proceeds from sale of business	—	—	—	—	41,212
Proceeds from sale of assets	79,730	—	—	79,730	3,978
Transfers of restricted cash and investments	(112,381)	—	1,056	(112,381)	356
Other, net	—	(200)	—	1,636	(2,500)
Net cash provided by (used for) investing activities	521,514	135,731	(340,456)	592,483	(1,106,096)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(450,624)	(107)	(615)	(451,497)	(1,515)
Proceeds from issuance of long-term debt, net of issuance costs	2,374,220	(8,372)	345	2,338,144	992,225
Excess tax benefit on equity-based compensation plans	(9,035)	2,262	(1,809)	(1,020)	11,398
Treasury stock purchases	(27,114)	(20,092)	(74,339)	(158,389)	(573,240)
Dividends paid	(47,308)	(47,539)	(28,714)	(190,402)	(116,059)
Re-issuance of treasury stock related to employee stock purchase plan	20,360	16,387	16,950	55,992	48,803
Proceeds from issuance of common stock	1,547	308	1,285	3,405	17,520
Other, net	(159)	(7)	(660)	(488)	(660)
Net cash provided by (used for) financing activities	1,861,887	(57,160)	(87,557)	1,595,745	378,472
Effect of exchange rate changes on cash and cash equivalents	76	2,666	1,850	(722)	(9,017)
Net increase (decrease) in cash and cash equivalents	2,807,301	264,148	(134,097)	3,537,783	48,862
Cash and cash equivalents at beginning of period	2,232,021	1,967,873	1,635,636	1,501,539	1,452,677
Cash and cash equivalents at end of period	$5,039,322	$2,232,021	$1,501,539	$5,039,322	$1,501,539
(1) Derived from audited financial statements.

Lam Announces Financial Results for the June 2016 Quarter

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	June 26, 2016	March 27, 2016
Revenue	$1,546,261	$1,314,055
Gross margin	$720,162	$592,515
Gross margin as percentage of revenue	46.6%	45.1%
Operating expenses	$361,490	$350,235
Operating income	$358,672	$242,280
Operating margin as a percentage of revenue	23.2%	18.4%
Net income	$314,806	$202,821
Net income per diluted share	$1.80	$1.18
Shares used in per share calculation - diluted	175,052	172,153
Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and U.S. GAAP number of dilutive shares to Non-GAAP number of dilutive shares
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 26, 2016	March 27, 2016
U.S. GAAP net income	$258,939	$143,451
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	21,250	21,250
Novellus acquisition-related inventory fair value impact - cost of goods sold	128	—
Restructuring charges - research and development	43	72
Cost associated with campus consolidation - research and development	7,763	—
KLA-Tencor acquisition-related costs - selling, general and administrative	19,270	14,323
Gain on sale of assets, net associated exit costs - selling, general and administrative	(15,223)	—
Amortization related to intangible assets acquired in Novellus transaction -selling, general and administrative	16,083	16,084
Restructuring charges (benefit) - selling, general and administrative	117	(202)
Amortization of note discounts - other expense, net	7,492	9,333
Amortization of bridge loan issuance costs and other related fees - other expense, net	6,938	13,332
KLA-Tencor pre-acquisition funding interest expense, net - other expense, net	3,821	—
Net income tax benefit on non-GAAP items	(8,413)	(14,320)
Income tax benefit on resolution of certain tax matters	(2,515)	(502)
Change to income tax benefit due to a court ruling	(887)	—
Non-GAAP net income	314,806	202,821
Non-GAAP net income per diluted share	$1.80	$1.18
U.S. GAAP number of shares used for per diluted share calculation	177,649	174,373
Effect of convertible note hedge	(2,597)	(2,220)
Non-GAAP number of shares used for per diluted share calculation	175,052	172,153

Lam Announces Financial Results for the June 2016 Quarter

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(unaudited)

	Three Months Ended
	June 26, 2016	March 27, 2016
U.S. GAAP gross margin	$698,784	$571,265
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction	21,250	21,250
Novellus acquisition-related inventory fair value impact	128	—
Non-GAAP gross margin	$720,162	$592,515
U.S. GAAP gross margin as a percentage of revenue	45.2%	43.5%
Non-GAAP gross margin as a percentage of revenue	46.6%	45.1%
U.S. GAAP operating expenses	$389,543	$380,512
Pre-tax non-GAAP items:
Restructuring charges	(43)	(72)
Cost associated with campus consolidation	(7,763)	—
KLA-Tencor acquisition-related costs	(19,270)	(14,323)
Gain on sale of assets, net associated exit costs	15,223	—
Amortization related to intangible assets acquired in Novellus transaction	(16,083)	(16,084)
Restructuring (charges) benefit	(117)	202
Non-GAAP operating expenses	$361,490	$350,235
Non-GAAP operating income	$358,672	$242,280
GAAP operating margin as percent of revenue	20.0%	14.5%
Non-GAAP operating margin as a percent of revenue	23.2%	18.4%